Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Domini Social Trust

We consent to the use of our reports, dated September 25, 2006, for the Domini Social Equity Trust and Domini European Social Equity Trust, each a series of the Domini Social Trust, each incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

November 30, 2006